EXHIBIT 10.41
                                  CONFIDENTIAL

                        INDEPENDENT CONTRACTOR AGREEMENT


This Independent Contractor Agreement ("Agreement") is made and effective this 1st day of December 1999, by and between Joseph F. Rutledge ("Consultant") and iEntertainment Network (formerly Interactive Magic, Inc.), a North Carolina Corporation ("Company").

Now, therefore, Consultant and Company agree as follows:

1.       ENGAGEMENT.
Company hereby engages Consultant, and Consultant accepts engagement, to serve as technical advisor to provide and perform technical development and operational system duties.


2.       TERM.
Consultant shall provide services to Company pursuant to this Agreement for a term commencing on December 1, 1999 and ending on November 30, 2000.

3.       PLACE OF WORK.
Consultant shall render services to the Company at the Consultants facility and such services shall consist of phone consultation, email responses, and other support as required.

4.       PAYMENT.
Company shall pay Consultant $10,300 (ten thousand three hundred dollars) per month for services performed pursuant to this Agreement. Payment will be made in fully registered, unrestricted Company stock, payable by the 5th day of the following month. The price utilized to determine the number of shares will be the average closing price for the last 5 (five) trading days of the preceding month. Consultant shall bear all of Consultant's expenses incurred in the performance of this Agreement.





Initials: __________                                     Initials: ____________
          Consultant                                                Company
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5.       CONFIDENTIALITY.
During the term of this Agreement, and thereafter for a period of two (2) years, Consultant shall not, without the prior written consent of Company, disclose to anyone any Confidential Information. "Confidential Information" for the purposes of this Agreement shall include Company's proprietary and confidential information such as, but not limited to, customer lists, business plans, marketing plans, financial information, designs, drawings, specifications, models, software, source codes and object codes. Confidential Information shall not include any information that:

          A.       is disclosed by Company without restriction;

          B.       becomes publicly available through no act of Consultant;

          C.       is rightfully received by Consultant from a third party.

6.       TERMINATION.

         A. In the event of termination of this Agreement by the Company, then this Consulting Agreement shall be paid in full for the balance of the time remaining within five (5) business days of termination. For example: If the Company defaults on this Consulting agreement June 1, 2000, then the Company is obligated to pay Consultant for the remaining six (6) months of the contract. Payment would be due by June 8, 2000 in the amount of $61,800 in fully registered, unrestricted stock. The price utilized to determine the number of shares would be the average closing price for the last five (5) trading days of May 2000.

         B. Consultant may terminate this Agreement as follows:

                  i. Breach or default of any material obligation of Company, which breach or default is not cured within five (5) days of written notice from Consultant.

                  ii. If Company files protection under the federal bankruptcy laws or any bankruptcy petition or petition for receiver is commenced by a third party against Company, any of petition or petition for receiver is commenced by a third party against Company, any of the foregoing of which remains undismissed for a period of sixty (60) days.

                 iii. Consultant may terminate this Agreement by providing
                      written notice via registered mail to the Company of his intentions to terminate his service Agreement, thirty (30) days from the date notice is acknowledged and signed by the representative of the Company.

                  iv. In the event Consultant terminates this agreement, there will be no further consideration due Consultant beyond the current monthly period worked.




Initials: __________                                     Initials: ____________
           Consultant                                                 Company

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7.       INDEPENDENT CONTRACTOR.
Consultant is and throughout this Agreement shall be an independent contractor and not an employee, partner or agent of Company. Consultant shall not be entitled to nor receive any benefit normally provided to Company's employees such as, but not limited to, vacation payment, retirement, health care or sick pay. Company shall not be responsible for withholding income or other taxes from the payments made to Consultant. Consultant shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Consultant pursuant to this Agreement.

8.       TOOLS AND SUPPLIES.
Unless otherwise agreed to by Company in advance, Consultant shall be solely responsible for procuring, paying for and maintaining any computer equipment, software, paper, tools or supplies necessary or appropriate for the performance of Consultant's services hereunder outside and in addition to those provided by the Company for use at the Company's office.

9.       CONTROLLING LAW.
This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

10.      HEADINGS.
The headings in this Agreement are inserted for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

11.      FINAL AGREEMENT.
This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both of the parties.





Initials: __________                                   Initials: ____________
             Consultant                                            Company

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12.      NOTICES.
Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier service as follows:

If to Consultant:       If to Comapny:
Joseph F. Rutledge      iEntertainment Network (formerly Interactive Magic,Inc.)
111 Halpen Drive        Attention: Robert L. Hart, CFO
Cary, NC 27513          215 Southport Drive, Suite 1000
                        Morrisville, NC  27560


13.      SEVERABILITY.
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

14. DEFAULT/NON COMPLIANCE
If the Company does not honor this Agreement, then this Consulting Agreement shall be paid in full for the balance of the time remaining within five (5) business days of default. For example: if the Company defaults on this Consulting agreement June 1, 2000, then the Company is obligated to pay Consultant for the remaining six (6) months of the contract. Payment would be due by June 8, 2000 in the amount of $61,800 in fully registered, unrestricted stock. The price utilized to determine the number of shares would be the average closing price for the last five (5) trading days of May 2000.


IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

By:                                          iEntertainment Network
                                              (formerly Interactive Magic, Inc.)


---------------------------------           -----------------------------------
Joseph F. Rutledge          Date            Mike Pearce                    Date
                                            Chief Executive Officer

---------------------------------
Cheri Shumate, Witness       Date

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